Calculation of Filing Fee Tables
S-3
Stereotaxis, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.001 par value	457(o)
		Equity	Preferred Stock, $0.001 par value	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 70,360,696.00	0.0001381	$ 9,716.81
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.001 par value	415(a)(6)						S-3	333-272102	06/06/2023
Carry Forward Securities		Equity	Preferred Stock, $0.001 par value	415(a)(6)						S-3	333-272102	06/06/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-272102	06/06/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-272102	06/06/2023
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-272102	06/06/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-272102	06/06/2023
Carry Forward Securities		Unallocated (Universal) Shelf		415(a)(6)			$ 79,639,304.00			S-3	333-272102	06/06/2023	$ 8,919.60
			Total Offering Amounts:				$ 150,000,000.00		$ 9,716.81
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 9,716.81
Offering Note
[1]	(1) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock of Stereotaxis, Inc. ("Stereotaxis"), such indeterminate number of debt securities or warrants to purchase common stock or preferred stock of Stereotaxis, and such indeterminate number of units comprised of the foregoing securities as shall have an aggregate initial offering price not to exceed $150,000,000. (2) The proposed maximum offering price per unit or share will be determined from time to time by Stereotaxis in connection with the issuance by Stereotaxis of securities registered hereunder, and is not specified as to each class of securities pursuant to General Instruction II.D of Form S-3. (3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any. (4) Stereotaxis previously registered securities on Form S-3 (File No. 333-272102) filed on May 19, 2023, and declared effective on June 6, 2023 (the "Prior Registration Statement"), for which Stereotaxis paid a registration fee, some of which securities remain unsold as of the date hereof. Stereotaxis is hereby newly registering $70,360,696 of securities on this Registration Statement. Stereotaxis is also including the remaining unsold securities of $79,639,304 from the Prior Registration Statement in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act ("Rule 415(a)(6)"). The registration fee of $8,919.60 relating to the $79,639,304 of unsold securities included in this Registration Statement pursuant to Rule 415(a)(6) will continue to be applied to those unsold securities registered pursuant to this Registration Statement, and no additional registration fee is being paid. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, Stereotaxis sells any such unsold securities under the Prior Registration Statement, Stereotaxis will identify in a pre-effective amendment to this Registration Statement the updated number of such unsold securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6), the offering of such unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. (5) Also includes such indeterminate number of shares of common stock or preferred stock or amount of debt securities as may be issued upon conversion of or exchange for any debt securities or preferred stock that provide for conversion into or exchange for other securities. No separate consideration will be received for the common stock or preferred stock or amount of debt securities issuable upon such conversion or exchange. Also includes such indeterminate number of shares of common stock or preferred stock or other securities of Stereotaxis to be issuable by Stereotaxis upon settlement of warrants. (6) The warrants may be combined with common stock, preferred stock or debt securities registered under this Registration Statement and sold as units. (7) Each unit consists of any combination of two or more of the securities registered hereby.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A